Exhibit 99.3

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

OF QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

AS OF SEPTEMBER 30, 2007 AND 2006

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	September 30,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and equivalents	$338,899	$1,733,808
Certificate of deposit	165,060	89,903
Accounts receivable, less allowance for doubtful accounts of $165,171 and $79,861	2,188,764	1,898,569
Inventories	1,834,381	1,835,945
Prepaid expense and other current assets	64,338	108,740

Total Current Assets	4,591,442	5,666,965

PROPERTY AND EQUIPMENT	210,791	508,953

OTHER ASSETS:
Deposits and other assets	392,202	385,986
Goodwill	374,186	374,186

	766,388	760,172

	$5,568,621	$6,936,090

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Line-of-credit	$1,494,789	$500,000
Accounts payable	1,858,761	2,636,607
Accrued software warranty costs	627,000	581,000
Accrued professional fees	1,023,088	92,806
Accrued vacation	239,135	315,952
Accrued other	171,538	203,285
Deferred revenue	56,673	48,838
Shareholder loan	403,512	—

Total Current Liabilities	5,874,496	4,378,488

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY:
Preferred stock	185,462	185,462
Common stock	44,971	42,531
Additional paid-in capital	27,136,143	26,507,417
Accumulated deficit	(27,633,608)	(24,181,433)
Accumulated other comprehensive income (loss)
Cumulative foreign currency translation adjustment	(38,843)	3,625

Total Stockholders’ Deficiency	(305,875)	2,557,602

	$5,568,621	$6,936,090

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2007	2006
SALES	$4,474,324	$5,010,866
COST OF SALES	2,086,399	2,101,700

GROSS PROFIT	2,387,925	2,909,166

OPERATING EXPENSES:
Selling	1,140,719	1,485,441
Research and development	785,567	1,100,810
General and administrative	460,477	608,329

	2,386,763	3,194,580

INCOME (LOSS) FROM OPERATIONS	1,162	(285,414)

OTHER INCOME (EXPENSES):
Interest and other costs	(149,363)	(11,739)
Other	3,069	10,152

	(146,294)	(1,587)

NET LOSS	$(145,132)	$(287,001)

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

		Preferred Stock		Common Stock
	Total	Shares	Par Value	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)
BALANCES, JUNE 30, 2006 - AS PREVIOUSLY REPORTED	$3,421,761	18,546,240	$185,462	4,253,110	$42,531	$26,503,575	$(23,313,432)	$3,625
Restatement for correction of error relating to accrued warranty	(581,000)	—	—	—	—	—	(581,000)	—

	2,840,761	18,546,240	185,462	4,253,110	42,531	26,503,575	(23,894,432)	3,625
THREE MONTHS ENDED SEPTEMBER 30, 2006:
Net loss	(287,001)	—	—	—	—	—	(287,001)	—
Stock-based compensation	3,842	—	—	—	—	3,842	—	—

BALANCES, SEPTEMBER 30, 2006	$2,557,602	18,546,240	$185,462	4,253,110	$42,531	$26,507,417	$(24,181,433)	$3,625

BALANCES, JUNE 30, 2007	$(262,216)	18,546,240	$185,462	4,494,844	$44,971	$26,993,177	$(27,488,476)	$2,650
THREE MONTHS ENDED SEPTEMBER 30, 2007:
Net loss	(145,132)	—	—	—	—	—	(145,132)	—
Stock warrants issued with debt	82,817	—	—	—	—	82,817	—	—
Stock-based compensation	60,149	—	—	—	—	60,149	—	—
Other comprehensive loss - foreign translation adjustments	(41,493)	—	—	—	—	—	—	(41,493)

BALANCES, SEPTEMBER 30, 2007	$(305,875)	18,546,240	$185,462	4,494,844	$44,971	$27,136,143	$(27,633,608)	$(38,843)

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(145,132)	$(287,001)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	119,777	51,895
Provisions for losses on accounts receivable	21,000	5,000
Stock based compensation	60,149	3,842
Changes in operating assets and liabilities:
Accounts receivable	(775,217)	258,451
Inventories	403,019	116,401
Prepaid expenses and other current assets	18,903	15,062
Deposits and other assets	3,449	(305,593)
Accounts payable	(126,374)	319,365
Accrued professional fees	16,766	(6,000)
Accrued vacation	1,439	—
Accrued other	(102,736)	86,142
Deferred revenue	(4,457)	2,154

Net cash flows from operating activities	(509,414)	259,718

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,652)	(138,170)

NET CHANGE IN CASH AND EQUIVALENTS	(513,066)	121,548

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	851,965	1,612,260

CASH AND EQUIVALENTS, END OF PERIOD	$338,899	$1,733,808

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$32,938	$11,739

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of the Business and Summary of Significant Accounting Policies:

Nature of the Business - Quintum Technologies, Inc. and Subsidiary (the “Company”) designs, manufactures and sells voice over internet protocol (VoIP) products worldwide through both direct sales and a network of domestic and international resellers and distributors.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Quintum Technologies Asia Limited (“Quintum-Asia”), which resells VoIP products and has locations in Hong Kong and China. Quintum - Asia has two wholly-owned subsidiaries - Quintum Technologies Limited (“Quintum-China”) and Quintum International Trading Company Limited (“Quintum Shanghai”). All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Foreign Currency Translation and Transactions - The financial statements of the foreign subsidiaries have been translated at current exchange rates for assets and liabilities, historical exchange rate for equity and at average rates for income and expense items. Translation adjustments are reported in other comprehensive income. Transaction adjustments are included in income.

The foreign subsidiaries transact business in three different types of currency. The majority of their transactions are settled in U.S. dollars. The foreign currency translation adjustment loss at September 30, 2007 due to the currency adjustment relating to the German litigation is $41,493 (See Note 9). Management has considered the foreign currency translation adjustment at September 30, 2006 to be immaterial and as a result none was recorded.

Concentration of Credit Risk - The Company maintains its cash balances in financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At various times throughout the year, such balances may exceed insurance limits.

Concentration of credit risk with respect to trade receivables is limited except for major customers, due to the Company’s large customer base. The Company periodically reviews its trade receivables and establishes allowances for uncollectible accounts and sales returns. Management feels the credit risk beyond the established allowance is limited.

Cash Equivalents - Cash equivalents include all highly liquid investments purchased with maturities of three months or less.

Major Suppliers - Two suppliers for the three months ended September 30, 2007 and 2006 accounted for approximately 35% of the Company’s purchases. The Company does not believe that the loss of any one of these suppliers would have a material adverse affect on its business.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition - The Company recognizes product revenue when all four of the following criteria are met:

1)	the Company has a contract with the customer;

2)	the product has been shipped as required by the agreement and risk of loss has passed to the customer;

3)	the price is fixed or determinable; and

4)	collection of payment is reasonably assured.

The Company recognizes service revenue upon completion of the service ratably over the period of the contract (generally one year). The Company recognizes revenues on significant enhancement at the completion of performance.

Allowance for Sales Returns - The Company records an estimate for returns based upon an average of historical returns for a three year period and actual returns.

Major Customers - Three customers for the three months ended September 30, 2007 and 2006 accounted for approximately 31% and 20% of total sales respectively. Three customers for the three months ended September 30, 2007 and 2006 accounted for approximately 26% and 21% of total accounts receivable, respectively. Foreign sales accounted for approximately 59% and 69% of total sales in 2007 and 2006, respectively.

Inventories - Inventories are stated at the lower of cost (first-in, first-out basis) or market and include material, and freight-in costs.

Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided by the application of the straight-line method over the estimated useful lives as follows:

Estimated Useful Life
Computer equipment	3 years
Furniture and equipment	6-10 years
Leasehold improvements	Term of lease

Long-lived Assets - The carrying value of long-lived assets, including goodwill and other intangibles, is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when the estimated undiscounted future cash flows including disposition are less than the carrying value of the asset. An impairment is measured by the amount of which the carrying value exceeds fair value. No such losses occurred for the three months ended September 30, 2007 and 2006.

Warranty Costs - The Company provides a warranty for hardware products and software. Product warranty is generally over a two-year period. The Company provides additional product warranties to customers with service contracts. The software warranty entitles the customer to bug fixes and minor enhancements but not software upgrades during the warranty period. The Company accrues warranty expense based on an estimate of future expenses to be incurred.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Advertising Costs - Advertising costs are expensed as incurred and totaled for the three months ended September 30, 2007 and 2006 $227,917 and $241,161 respectively.

Income Taxes - Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, principally operating loss carryforwards, allowance for doubtful accounts, accrued warranty and sales returns. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has federal and state net operating loss carryforwards of which can be used to offset future income. Net operating losses consist of the following:

	Net Operating Loss	Expiration
Federal	$26,000,000	June 30, 2026
New Jersey	21,000,000	June 30, 2012
Illinois	20,000,000	June 30, 2017

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset at September 30, 2007 and 2006 has been established to reflect these uncertainties. The deferred tax asset before valuation allowances at September 30, 2007 is approximately $8,400,000 for federal purposes and $1,500,000 for state purposes. At September 30, 2006 the balances were $7,500,000 for federal purposes and $1,300,000 for state purposes.

Research and Development - Research and development costs are expensed as incurred.

Stock Based Compensation - Prior to fiscal 2007, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, compensation cost for stock options is measured at the excess, if any, of the fair value at the date of the grant over the amount an employee must pay to acquire the stock. Because the Company granted options at a price equal to the fair value of the stock at the date of grant, no compensation expense was recorded.

Effective July 1, 2006, the Company began recording compensation expense associated with stock options in accordance with SFAS No. 123(R). The Company has adopted the prospective transition method provided under SFAS No. 123(R) and, as a result, has not retroactively adjusted results from prior periods. Under this transition method, compensation expense associated with stock options recognized in the fiscal year 2007 includes expense related to all stock option awards granted subsequent to July 1, 2006 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R).

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s net earnings for the three months ended September 30, 2007 and September 30, 2006 includes $60,149 and $3,842 of compensation expense related to stock option awards (“stock options”). The compensation expense related to the Company’s stock-based compensation plans is included in the statement of operations for the three months ended September 30, 2007 and 2006 in general and administrative expenses, selling and research and development.

Note 2 - Inventories:

Inventories consist of the following:

	September 30,
	2007	2006
Raw materials	$1,440,811	$1,579,863
Finished goods	393,570	256,082

	$1,834,381	$1,835,945

Note 3 - Property and Equipment:

Property and equipment consist of the following:

	September 30,
	2007	2006
Computer equipment	$1,491,522	$1,614,558
Furniture and equipment	1,141,900	1,132,999
Leasehold improvements	244,918	244,918

	2,878,340	2,992,475
Less: Accumulated depreciation and amortization	2,667,549	2,483,522

	$210,791	$508,953

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Deposits and Other Assets:

Deposits and other assets consist of the following:

	September 30,
	2007	2006
Software license	$129,100	$—
Prepaid royalty	190,800	190,800
Prepaid maintenance contracts	—	46,900
Other	72,302	148,286

	$392,202	$385,986

Software License - The Company entered into a contract to purchase a software license for $129,100. The Company also prepaid royalties in the amount of $190,800 associated with this license. The software is expected to be implemented in fiscal 2008.

Note 5 - Line-of-Credit:

The Company has obtained a $3,000,000 line-of-credit from a financial institution. Balances outstanding at September 30, 2007 and 2006 were $1,494,789 (net of the discount on debt for the issuance of stock warrants of $55,211) and $500,000 respectively. Borrowings under the line bear interest at prime rate plus ..25%. (7.75% at September 30, 2007 and 8.25% at September 30, 2006). The line expires on January 15, 2008, is collateralized by substantially all assets of the Company and requires the Company to maintain a $2,000,000 business insurance policy. The line-of-credit provides 60,000 warrants to the bank of Series C Preferred Stock exercisable at $2.50 a share, expiring December 31, 2010. In July 2007 the Company issued an additional 100,000 warrants to the bank. (See Note 7)

Note 6 - Shareholder Loan:

On April 30, 2007 the Company signed a promissory note in the amount of $403,512 (net of the discount on debt for the issuance of stock warrants of $96,488) with a shareholder. The promissory note accrues simple interest at 12% per annum and is due on April 30, 2008. This promissory note was issued with 200,000 warrants to purchase common stock (See Note 7).

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Capital Stock:

Capital stock consists of the following:

	September 30,
	2007	2006
Preferred Stock:
Series A - $.01 par value, authorized and issued 6,000,000 shares	$60,000	$60,000

Series B - $.01 par value, authorized 5,000,000 shares, issued and outstanding 4,110,000 shares	41,100	41,100

Series C - $.01 par value, authorized 8,000,000 shares, issued and outstanding 6,574,699 shares	65,747	65,747

Series D - $.01 par value, authorized 3,000,000 shares, issued and outstanding 1,861,541 shares	18,615	18,615

	$185,462	$185,462

Common Stock:
$.01 par value, authorized 37,000,000 shares, issued and outstanding 4,494,844 shares and 4,253,110 respectively	$44,971	$42,531

Each share of Preferred Stock and Common Stock is entitled to vote.

Subject to certain provisions, Series A, B, C and D Preferred Stockholders may convert their shares into shares of common stock. As of September 30, 2007 Series B and C Preferred Stockholders would convert at 1.4795 and 1.1352 for each common share, and Series A and D Preferred Stockholders would convert at 1.0 for each common share.

In addition, Series A, B, C and D will automatically convert into common stock upon a 2/3 vote of all Preferred Stockholders or upon an initial public offering.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the event of liquidation, subject to certain provisions, Series A, B, C and D Preferred Stockholders will receive preference to any distribution of any of the assets. Each series of Preferred stock will receive $.50 per share plus any declared but unpaid dividends prior to common shareholders receiving consideration. The $.50 per share may be adjusted from time to time based upon certain provisions in the Preferred stock agreements. The remaining assets, if any, will be distributed ratably among Series A, B, C, and D Preferred Stock and the Common Stockholders in proportion to the amount of stock owned.

Dividends on Preferred Stock are paid at the sole discretion of the Board of Directors of the Company, but dividends will not be paid to Common Stockholders without first obtaining the approval of the majority of Preferred Stockholders. At September 30, 2007 the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock.

Stock Warrants - The Company issued an additional 200,000 warrants on as part of its promissory note payable to a shareholder (See Note 6). The promissory note gives the shareholder the right to purchase 200,000 warrants to purchase common stock at an initial exercise price of $0.95. The exercise price is $0.95 per share unless the Company consummates an offer and sale of greater than 100,000 shares of its common or preferred stock, (excluding exercises of stock options of other derivative securities) prior to April 30, 2008, in which case the initial exercise price per share shall be adjusted to equal to 75% of the issuance price per share. The total fair value using the Black Scholes model of these warrants is $165,408 which has been recorded as a discount to the Note payable. The unamortized value of the warrants at September 30, 2007 is $96,488.

The Company also issued 200,000 warrants in July 2007 to the bank (see Note 5) and to another shareholder/board member. The 100,000 warrants issued to the bank was consideration for favorable financing terms and the 100,000 warrants issued to the shareholder are for services rendered relating to the sale of the Company. The exercise rules for these warrants are the same as the warrants issued with respect to the shareholder promissory note. The total fair value using the Black Scholes model of these warrants is $82,817 which has been recorded as a discount to the Note payable. The unamortized value of the warrants at September 30, 2007 is $55,211.

Note 8 - Stock Options:

The 1998 and 2002 Stock Option Plans (the “1998 Plan”, “2002 Plan”) provide for the granting to employees of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of non-qualified stock options to key employees and directors. The 1998 and 2002 Plans are currently administered by the Board of Directors, which determine the terms and conditions of the options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. The options are generally exercisable in installments of 25% for the first twelve months and 12.5% for every six months afterwards with contract lives of generally ten years from the date of grant or exercisable 100% on the option date if in lieu of salary increase or for non-qualified options. A total of 6,700,000 and 3,100,000 shares have been reserved for issuance under the 2002 and 1998 Plans, respectively. At September 30, 2007 6,118,147 shares were subject to outstanding options and 3,681,853 additional shares were available for future grant under both the 1998 and 2002 Plans.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Compensation expense related to stock options granted is recognized ratably over the service vesting period for the entire option award. The total number of stock option awards expected to vest is adjusted by estimated forfeiture rates. The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions for the option grants.

Assumptions:
Risk free rate	4.77% to 5.00%
Expected option life	4.0 years
Volatility	68.35%
Dividend yield	0.00%

The computation of the expected option life is based on a weighted-average calculation combining the average life of options that have already been exercised and post-vest cancellations with the estimated life of the remaining vested and unexercised options. The expected volatility is based on the peer industry. The risk-free interest rate is based on the U.S. Treasury yield curve over the expected term of the option. The Company has never paid cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model. The Company’s estimated forfeiture rate is based on its historical experience.

The Company’s determination of fair value is affected by the Company’s stock price as well as a number of assumptions that require judgment. The approximate weighted-average fair value per share was $1.25 for options granted since inception of the plan. There were no shares exercised in the three months ending September 30, 2007 and 2006. As of September 30, 2007 and 2006 total unrecognized compensation cost related to stock options was approximately $379,000 and $89,000 respectively, the related weighted-average period over which it is expected to be recognized is approximately 3.3 years for 2007 and 2006.

The following is a summary of stock option activity for the three months September 30, 2007:

		Incentive Options		Non-Qualified Options
	Total Shares	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at July 1, 2007	6,068,147	4,626,969	$0.62	1,441,178	$0.66
Granted in the three months ended September 30, 2007	50,000	—	—	50,000	$0.80

Outstanding at September 30, 2007	6,118,147	4,626,969	$0.62	1,491,178	$0.66

Exercisable at September 30, 2007	5,264,249	3,773,071	$0.54	1,491,178	$0.66

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about stock options outstanding at September 30, 2007:

Range of Prices	Number Outstanding	Weighted Average Remaining Life Through Expiration (In Years)	Weighted Average Exercise Price
$0.02	120,000	1.4	$0.02
$0.05	751,838	1.8	$0.05
$0.15	31,200	2.8	$0.15
$0.40	221,500	2.8	$0.40
$0.60	2,429,476	5.2	$0.60
$0.70	662,737	7	$0.70
$0.80	785,363	7	$0.80
$1.00	534,282	8.9	$1.00
$1.10	581,751	9.3	$1.10

	6,118,147

Note 9 - Commitments and Contingencies:

Leases - The Company leases three premises under operating leases expiring in 2009, which include renewal options. The Company has a certificate of deposit restricted based on one of the lease agreements (see Note 4). The Company is obligated under the leases to pay common area maintenance charges, and real estate taxes. Future minimum rental payments, exclusive of real estate taxes and common area maintenance charges for all operating leases, which have initial or remaining lease terms in excess of one year are as follows:

September 30,
2008	$199,594
2009	7,470

$207,064

Rent expense including common area maintenance charges and utilities for all leases for the three months ended September 30, 2007 and 2006 was $83,774 and $119,540 respectively.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation - The Company was named as a defendant in a legal action in Germany in the ordinary course of business. This legal action is broken out into three matters, infringement claim, patent nullity action, and patent nullity appeal. The Company was named in this lawsuit originally because of a patent infringement on two of the plaintiff’s (Teles) patents. The court ruled in favor of the plaintiff in the infringement claim on November 11, 2005. On November 28, 2005, the Company appealed the court’s decision. In addition to the appeal, the Company filed a patent nullity action of these two patents on July 29, 2005. In addition, the Company could not contest the validity of the patents in the infringement case. On April 5, 2006, the court ruled in favor of the Company that the patents were invalid. Teles filed an appeal to the German Supreme court and hearings are not expected until sometime in 2009. Pursuant to German law, attorney fees and court costs are determined by the court based on the value of the dispute. Under German law the losing party is responsible for all legal fees and court costs for both parties. If the German Supreme Court confirms the favorable decisions of the patent nullity action, there will be further cost to the Company and Teles must reimburse almost all of the Company’s legal fees and court costs. As of the date of this report the Company is responsible for all legal fees, court costs, and interest of 520,612 Euros (approximately US $827,709). This amount has been recorded and included in accrued professional fees.

The Company has been named as defendant in a legal action in the ordinary course of business in Greece. The legal action is due to the Company’s reseller selling a third-party software to a customer. The third-party software has never been certified by the Company, and was deemed incompatible by to the Company’s product by the customer. The lawsuit against the Company is for 78,215 Euros (approximately US $100,000). The probability of the Company being liable in this legal action is uncertain.

The Company is a defendant in other legal proceedings arising in the ordinary course of its business activities. Although the ultimate disposition of these proceedings is not presently determinable, management does not expect the outcome to have a material adverse effect on the Company’s financial position.

Letter-of-Credit - The Company obtained a letter of credit in the amount of $170,000 to be used as collateral for outstanding invoices at a contract manufacturer. The relationship with this contract manufacturer was terminated during fiscal 2008. The Company paid the contract manufacturer approximately $135,000 in July 2007.

Note 10 - Subsequent Events

Sale of the Company Stock - On December 4, 2007 the Company sold all of its common and preferred stock for a base purchase price of $41,000,000. The base purchase price consisted of $20,500,000 in cash, and $20,500,000 in the acquirer’s common stock. All outstanding stock options vested were cashed out at closing. In connection with the sale, the line-of-credit was paid in full.